EX. 1

November 4, 2003 3Q 2003 Summary Report

Disclaimer This presentation material may contain forward- looking statements, including, without limitation, projections about future financial and operating results, and as defined in the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. This forward-looking information is based upon the current expectations and assumptions of Shinhan Financial Group and are subject to certain risks and uncertainties. No assurance is provided to the forward looking statements and expectations provided in this presentation material.

^. 3Q 2003 Performance Table of Contents ^. Key Issues related to SFG ^. Mid/Long-term Strategy Appendix : CHB Performance Summary

^. 3Q 2003 Performance 1. B/S Highlight 2. P/L Highlight 3. Asset Quality 4. Capital Adequacy 5. Key Financial Figures

Total Asset SHB SFG 1) (KRW bn) 1. B/S Highlight : Change 10,915.7 77,540.1 3,766.9 52,002.3 7,274.4 51,217.2 776.4 15,351.7 YTD 15.7% 95.9% 8.2% 108.8% 17.8% 113.0% 4.0% 77.1% Total Deposit SHB SFG Total Loan SHB SFG Total Securities SHB SFG YE2002 69,715.1 80,829.6 45,896.8 47,791.8 40,850.3 45,341.1 19,465.5 19,910.5 3Q2003 80,630.8 158,369.7 49,663.7 99,794.2 48,124.7 96,558.3 20,241.9 35,262.2 Highlight of Key Account 1H2003 78,180.0 89,234.4 49,361.7 51,253.0 45,449.5 49,547.8 20,519.7 21,402.6 Footnote 1): includes Asset Under Management (AUM ) of Shinhan BNP Paribas Investment Trust Management Includes Performance-based Trust Account

1. B/S Highlight : Details in Assets by Subsidiary

SHINHAN FINANCIAL GROUP

(KRW bn)	YE2002	1H2003	3Q2003	Chg Amt	YTD
SHB	69,715.1	78,180.0	80,630.8	10,915.7	15.7%
B/A	58,889.4	66,491.7	69,439.5	10,550.1	17.9%
T/A	11,090.4	11,994.5	11,488.1	397.8	3.6%
CHB			66,241.0	66,241.0	n.a
B/A			62,116.0	62,116.0	n.a
T/A			4,744.8	4,744.8	n.a
GMSH	1,569.6	2,174.7	2,108.6	539.0	34.3%
SHCard	2,473.7	2,210.0	2,061.6	-412.1	-16.7%
SHC	960.2	1,028.7	1,125.7	165.5	17.2%
SBITM	47.1	46.9	46.2	-0.9	-2.0%
AuM	4,618.0	4,268.8	4,876.3	258.3	5.6%
Jeju Bank	1,802.2	1,705.8	1,757.8	-44.5	-2.5%
SH&C Life	29.7	28.6	34.0	4.3	14.4%
(Intra Transac.)	(386.1)	(409.1)	(512.2)	126.4	32.7%
Total	80,829.6	89,234.4	158,369.7	77,540.1	95.9%

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Consumer Loan Home Equity Loan SME Loan Large Corp. Loan Public & Others Total (KRW bn) ^ Based on Shinhan Bank's won-denominated Loans 1Q -35.3 -263.6 1,115.6 305.9 1,508.7 122.5 YTD 11.5% 6.2% 30.5% 11.9% 19.2% 169.8% Others 228.3 22.3% YE2002 15,992.7 10,738.6 11,876.0 3,754.3 31,734.1 111.1 5,254.1 2Q 728.7 259.2 1,644.1 365.0 2,763.4 25.6 469.5 3Q 1,140.7 665.1 861.5 -223.2 1,819.6 40.6 475.6 3Q03 17,826.8 11,399.3 15,497.2 4,202.0 37,825.8 299.8 6,427.5 Total 1,834.1 660.7 3,621.2 447.7 6,091.7 188.7 1,173.4 Chg Amt 1. B/S Highlight : Loan Growth

Y2002 1H2003 3Q2003 Chg Amt YTD ^ Transaction volume is YoY basis, not YTD 1. B/S Highlight : Credit Card Business (Shinhan Card only)

Provision Adjustment Operating Expense Net Profit SHB Card 313.1 (106.4) Capital 12.5 SBITM 0.5 SH&C Insurance (1.3) Total 313.3 (101.1) 22.6 0.5 (1.3) (KRW bn) e Shinhan (0.9) (0.9) SFG (17.1) Total 209.4 258.2 Securities 20.1 10.0 Jeju Bank 0.7 2.2 * Interest income 4.1, G&A expenses 16.0, Others -5.2 Credit Information (0.2) (0.2) Goodwill SMFA (0.1) (0.1) CHB (28.6) 30.2 (17.1) (12.8) 0.5 (4.8) 0.2 5.3 10.1 83.0 2.7 1.0 63.6 (17.1)* (17.1) 2. P/L Highlight : SFG Net Profit

SHB Card Capital SBITM SH&C Insurance 3Q2002 (KRW bn) e Shinhan SFG Expense(^)* Net Profit Securities Jeju Bank Credit Information SMFA Chg Amt YoY Valuation Gain using the Equity Method of Accounting Total * Including interest /other income (loss) 3Q2003 313.3 22.6 (101.1) 0.5 2.2 (0.9) (0.1) 17.1 258.2 10.0 (1.3) 275.3 (0.2) CHB 30.2 444.8 12.4 3.7 3.3 6.5 (0.6) (0.1) 30.4 434.6 (4.7) 465.0 (0.3) (131.4) 10.2 (104.8) (2.8) (4.3) (0.3) 0.0 (13.3) (176.4) 14.7 (1.3) (189.7) 0.1 30.2 (29.5%) 82.3% n.a (84.8%) (66.2%) n.a 0.0% (43.8%) (40.6%) n.a n.a (40.8%) n.a n.a 2. P/L Highlight : YoY Comparison

Pre-Provision Income SHB Capital ITMC Total Loan Loss Provision SHB Other Companies Net Profit SHB Securities Capital ITMC Total Chg Amt 53.4 229.2 1.1 -131.7 18.9 5.7 -2.8 -251.9 -1.6 -4.2 249.1 (KRW bn) Total 3Q2002 823.3 24.5 5.0 909.4 168.1 21.0 444.8 1.2 6.8 3.3 463.8 216.3 3Q2003 876.7 22.9 0.8 1,158.5 397.3 22.1 313.1 20.1 12.5 0.5 211.9 742.2 533.5 Card Jeju Card Jeju SHCard YoY 6.5% 136.4% 5.24% -29.6% 1,572.2% 83.9% -86.3% -54.3% Securities 26.2 12.1 38.3 216.7% -6.5% -84.4% 27.4% 255.6% 108.9 16.9 76.5 4.8 236.1% 40.0% 214.5 187.4 689.4% -106.4 -110.1 n.a -3.3 0.7 -81.3% 32.4 12.1 3.7 27.2 4.0 CHB 94.0 94.0 n.a CHB 108.3 108.3 n.a CHB -28.6 -28.6 n.a 2. P/L Highlight : Income by Subsidiaries

SHB (KRW bn) Interest Income Non-Interest Income SFG Interest Income Non-Interest Income 880.3 355.3 889.2 552.0 3Q2002 Amount 71% 29% 62% 38% Portion 1,046.9 273.1 1,100.1 720.0 3Q2003 Amount 79% 21% 60% 40% Portion 18.9% -23.1% 23.7% 30.4% YoY 2. P/L Highlight : Interest vs. Non-interest Income

Fees & Commissions Credit Card Income 254.4 184.3 (KRW bn) 3Q2002 Fees on Trust Account 97.2 Securities related Income Income on FC Transaction -52.5 68.5 Others -12.3 Total 355.3 197.7 60.0 3Q2003 56.3 6.7 24.0 -11.5 273.1 -22.3% -67.4% YoY -42.1% n.a -64.9% n.a -23.1% -56.8 -124.3 Chg Amt -40.9 59.2 -44.5 0.8 -82.2 2. P/L Highlight : Non-interest Income (SHB)

Fees & Commissions Credit Card Income 443.3 234.5 (KRW bn) 3Q2002 Fees on Trust Account 97.3 Securities related Income Income on FC Transaction -33.9 -64.7 Others -19.4 Total 552.0 631.7 348.8 3Q2003 48.0 21.4 36.8 -17.8 720.0 42.5% 31.8% YoY -50.7% n.a -43.2% n.a 30.4% 188.4 84.1 Chg Amt -49.3 55.2 -28.0 1.6 167.9 2. P/L Highlight : Non-interest Income (Group)

QoQ Net Interest Spread in KRW -0.06%p NIM -0.08%p NIM in KRW -0.08%p NIM in FX -0.06%p Avg. Lending Rate Avg. Deposit Rate -0.14%p -0.09%p ^ 1. Excluding Credit Card 2. Including Beneficiary Certificates 3. Accumulated Basis 1H2003 2.54% 2.35% 2.51% 1. 51% 6.65% 4.11% 3Q2002 2.77% 2.52% 2.61% 1. 80% 7.14% 4.37% 1Q2003 2.48% 2.43% 2.59% 1. 56% 6.71% 4.24% 3Q2003 2.49% 2.27% 2.43% 1. 45% 6.51% 4.02% 2. P/L Highlight : NIS and NIM (SHB)

YE2002 Total Credits Substandard & below (KRW bn) Precautionary & below % Coverage Ratio Substandard & below Precautionary & below 43, 316.0 616.4 1,260.2 2.91% 99.8% 48.8% Footnote) 1. Based on all the LLR including special provisions against ABS issue 2. ABS Issue only and no NPL sold 3. Write-off amount is on a quarterly basis. 615.3 % Loan Loss Reserve1) 4.7% 4.8% 4.0% -0.02%p -0.5%p 0.0%p 0.00p% 4.1% 1.42% QoQ NPL Sold & ABS Issue 2) Write-offs3) 116.1 137.5 Na. Na. 3Q2003 51,604.7 1,314.7 2,129.6 4.13% 74.0% 45.7% 972.6 2.55% 0.0 16.1 1H2003 49,271.8 1,254.1 2,046.9 4.15% 74.5% 45.7% 934.7 2.55% 0.0 17.1 1Q2003 47,005.2 689.3 1,933.2 4.11% 103.0% 36.7% 710.2 1.47% 0.0 5.9 3. Asset Quality : Asset Classification and Coverage (SHB)

Consumer (KRW bn) Footnote) 1. Shinhan Bank only 2. Delinquency in Home Equity Loan and Unsecured Loan is based on bank account only Home Equity Loan Unsecured Loan Consumer Corporate Total Home Equity Loan Unsecured Loan Loan Amount Delinquency Amount Corporate Total Loan Amount Delinquency Amount Loan Amount Delinquency Amount Delinquency Ratio YE2002 115.9 179.6 347.1 66.5 51.6 0.72% 1.14% 0.83% 0.59% 1.93% 16,149.0 15,736.4 41,916.5 QoQ 43.11% 42.69% 52.09% 50.46% 34.61% 0.33%p 0.43%p 0.43%p 0.35%p 0.41%p 6.76% 3.35% 5.13% 3Q2003 232.7 311.5 698.1 146.7 70.4 1.29% 1.57% 1.39% 1.19% 2.21% 17,991.4 19,791.4 50,263.7 1H2003 162.6 218.3 459.0 97.5 52.3 0.96% 1.14% 0.96% 0.84% 1.80% 16,852.8 19,149.1 47,812.6 3. Asset Quality : Delinquency Ratio (SHB)

Total Credit Substandard & below (KRW bn) Precautionary & below Coverage Ratio Footnote) Managed basis Loan Loss Reserve Normal Precautionary Substandard Doubtful Estimated Loss Substandard & below Precaution. & below YE2002 2,352.7 3.08% 7.19% 52.6% 95.9 104.3 0.0 45.3 32.8 2,535.1 122.8% 1Q2003 2,266.6 4.72% 10.35% 49.6% 129.7 142.2 0.0 73.4 45.9 2,528.1 108.7% QoQ -7.8% -0.7%p -1.0%p -7.0%p -15.9% 12.9% Na. -2.0% -48.3% -6.7% 3.8%p 1H2003 2,182.3 5.57% 13.62% 44.4% 152.8 203.3 0.0 89.9 50.8 2,526.3 108.6% 3Q2003 2,012.9 4.86% 14.60% 37.4% 128.5 229.5 0.0 88.1 26.3 2,356.7 112.4% 3. Asset Quality : Asset Classification and Coverage (Shinhan Card)

(KRW bn) Delinquency Ratio Over 1 Day Over 1 Month YE2002 5.24% 9.20% Delinquency Amount Over 1 Day Over 1 Month 132.9 233.3 ABS Issue and Write-offs Write-offs ABS Issue 0.0 60.7 1Q2003 7.05% 10.30% 178.3 260.3 0.0 27.2 QoQ -1.13%p -1.63%p -21.2% -20.8% Na. Na. 1H2003 7.30% 10.77% 184.5 272.1 366.3 59.0 Footnote : 1. ABS issuance based on corporate purchase card assets 2. ABS and write-off are on quarterly basis 3. Figures provided in managed basis 3Q2003 6.17% 9.14% 145.4 215.4 108.4 Total Credit 2,535.1 2,527.8 -6.7% 2,525.9 2,356.3 1) 3. Asset Quality : Delinquency Ratio (Shinhan Card) 0.0

3. Asset Quality : Exposure to Hyundai (SHB)

Exposure & Provisioning Coverage Ratio Total Credit to SK Networks by Loan Type 3. Asset Quality : Exposure to SK Group (SHB)

Risk-weighted Assets Capital Adequacy Ratio (KRW bn) Tier 1 Ratio Tier 1 Capital Tier 2 Capital YE2002 35,772.0 12.02% YE2001 3.76% 40,387.3 10.91% 4.23% 2,955.9 2,749.4 1,343.5 1, 707.1 Tier 2 Ratio 8.26% 6.81% 5.41% 0.28%p QoQ 0.32%p 6.04% 13.6% 0.04%p 47,658.8 10.54% 3Q2003(E) 4.49% 3,077.1 2,142.2 6.46% 45,214.6 10.26% 1H2003 4.17% 2,901.9 1,885.9 6.42% 4. Capital Adequacy (SHB) Footnote : Calculated in accordance with the credit risk in FSS guideline

FY2000 ROA ROE BVPS Loan to Deposit Ratio* 0.72% 10.18% 11,492 76.6% Cost-income Ratio Consolidated Bank 39.64% 37.74% EPS 1,156 * Loan to deposit ratio / Substandard & below ratio are for Shinhan Bank only (KRW) Substandard & below ratio* 3.98% FY2001 0.79% 13.83% 12,312 81.1% 42.23% 36.21% 1,498 2.42% FY2002 0.94% 17.57% 13,178 95.7% 45.04% 36.27% 2,066 1.42% 3Q2003 0.42% 9.20% 15,208 102.7% 42.48% 36.26% 1,181 2.55% 5. Major Financial Figures

^. Key Issues related to SFG 1. Goodwill in Acquisition of CHB 2. Synergy Creation 3. Retail Loan 4. Home Equity Loan 5. Integration

1. Goodwill in Acquisition of CHB Goodwill W 803.6 bn Acquisition Price 1. Cash Payment 2. RPS 1) 3. RCPS2) 4. Others ------------------------- Total 900.0 474.3 455.3 27.0 ---------- 1,856.6 Fair Value 1. Book Value as of end of Aug. 2. Adjustment ------------------------- Fair Value in total X Ownership (80%) -------------------------- Fair Value 2,144.1 828.6 ------------ 1,315.5 X 80% ----------- 1,053.0 Calculation Amortization Footnote : 1) 135,892,536 shares X @3,490 KRW 2) 130,456,835 shares X @3,490 KRW * KRW 3,490 is CHB's weighted average stock price at deal closing Period : 14 Year amortization based on straight-line-method ( W57.4 billion per year)

2. Synergy Creation : Summary Description of Synergy Annual Target AS of 3Q % to Target Remarks Retail 49.1 43.8 89% Mutual Funds, FNA, Credit Card, Bancassurance and etc. Corporate Fin. 37.0 26.3 71% Corporate Bonds, ABS, IPO, M&A and etc. Sub-Total 86.1 70.1 815 IT Cost 8.5 7.9 93% Data Warehousing /CRM, IT Equipments, and Call Center Integration and etc. MRO 1.6 1.0 63% OA, expendable supplies, Insurance and etc. Funding Cost 33.5 16.4 49% Funding at SFG for Subsidiaries Sub-Total 43.6 25.3 58% Revenue Synergy Cost Synergy Grand Total 129.7 95.4 74% (Unit: KRW billion)

2. Synergy Creation : 1Q 03 2Q 03 3Q 03 Retail 11.2 13.9 18.7 Corporate 5.8 6.9 13.6 Sub-total 17.0 20.8 32.3 IT cost 2.8 4.0 1.1 MRO 0.1 0.1 0.8 Funding 6.7 8.2 1.5 Sub-total 9.6 12.3 3.4 Revenue Synergy Cost Synergy Total 26.6 33.1 35.7 1Q 2Q 3Q 17.0 20.8 32.3 Quarterly Performance * Excluding cost synergy in funding sector (KRW bn)

3. Retail Loan Home Equity Loan 10,738.6 11,399.3 660.7 6.2% 1.19% Commercial Property Mortgage 1,109.6 1,531.5 421.9 38.0% 0.45% Collateralized Loan (Deposit) 288.9 344.6 55.7 19.3% 0.00% Elite Loan 287.1 475.5 188.4 65.6% 0.36% High Class Loan 39.1 80.6 41.5 106.1% 0.13% Civil Servant Loan 57.4 142.7 85.3 148.6% 0.06% Safe Loan (CPP*) 26.6 199.8 173.2 651.1% 0.61% Revolving Loan 1,578.7 1,840.3 261.6 16.6 1.99% Others 1,866.7 1,812.5 -54.2 -2.9% n.a Sub-total 3,855.6 4,551.4 695.8 18.0% n.a Total Retail Loan 15,992.7 17,826.8 1,834.1 11.5% 1.29% Unsecured Loan YE2002 3Q 2003 Chg Amt YTD Delinquency Ratio Collateralized & Guaranteed ratio 84.3% 82.7% (KRW bn) * Credit Protection Product

4. Home Equity Loan Loan-to-Value Trends Jun.02 Dec.02 Sep.03 65.5% 63.2% 58.0% * Based on weighted average LTV by FSC Home Equity Loan by Loan-to-Value (W bn) Amount Occupation Over 90% 26.2 0.23% 90% ^80% 509.5 4.47% 80% ^70% 2,186.4 19.18% 70% ^60% 1,763.5 15.47% Below 60% 6,913.7 60.65% Delinquency Ratio Trends 4Q01 0.39% 1Q02 2Q02 3Q02 4Q02 1Q03 2Q03 3Q03 0.48% 0.36% 0.74% 0.59% 0.80% 0.84% 1.19% Home Equity Loan by Type of Collateral 2.1% Industry Avg. Delinquency Ratio in Retail loan as of 3Q03 (W bn) Occupation Apartments 86.3% Co-Habitant Houses 2.5% Multiplex Apts. 3.1% Others 8.2%

5. Integration : Basic Principle Role of Co-Management Committee Creating a New Bank Value Creation through Coordination Enhancement in Mutual Understanding and entrustment General Shareholders Meeting Establishment of Integration Committee 2 years Avoiding overlapping investment and unnecessary competition while creating synergy and foundation for full integration as a new integration model in Korea Creating foundation for birth of New Bank based on best practices of each bank Creating an environment for synergy maximization and enhancement of One-Portal services structure Principle of Co-Management Committee

5. Integration : Integration Structure Co-Management Commitee Advisory Group Shinhan Financial Group Working Level Coordination Committee Project Team Coordination, problem-solving, and alignment of projects at working level Base on 10 business/operation sectors consists of member from SHB, CHB, and SFG Reports to Co-management Highest decision-making organization, consisting with SHB/CHB and SFG members Purpose: Establishing and implementing management structure for synergy creation based on the co-management master plan. Structure : SFG and both bank CEOs, Senior Executives from SFG, both banks, Chief representative from Advisory Group Reflecting and utilizing that has been determined at working level committee. Implementing projects based on master plans established by the Co- Management Committee SHB/CHB Co-Management Committee Structure

5. Integration : Schedule till 2004 Initial Coordination Alignment: Standards/System/Function/Organization Oct. 2003 Jan. 2004 Retail Corporate Products / Services Unification of Service Fees Coordination of Branch Relocation and Establishment Co-Marketing Management analysis of Overlapping Customers Vitalizing cross-selling within the Group Co-Marketing Development and launching co-brand products Co-development of electronic banking products and infrastructure Synchronizing customer service structure and e-banking fee schedule Consolidation of Customer Performance Unification of Customer Classification Unification of CSS Elements and Operation Standard Realignment of RM System and Operation Structure Unification of Customer Classification System Enhancement: RM Evaluation and etc.

5. Integration : Schedule till 2004 Credit Policy/ Risk Mgt. IT Corporate Customer Information Sharing Co-Management of overlapping customers Establishment of constant cooperation structure Management of Vendors and Suppliers Preview and adjustment of IT investment plan Establishing basic infra for supporting co-management structure Personnel Sharing training infra and providing co-training Co-Recruiting Sharing each banks personnel policy and issues Unification and Upgrading credit assessment function Adjustment in credit standards and processes Unification of credit collection function Establishment of IT Architecture standard / unification of development and operation process Enhancing personnel interchange Unification and enhancement of evaluation and remuneration system Coordinating personnel management Initial Coordination Alignment: Standards/System/Function/Organization Oct. 2003 Jan. 2004

^. Mid/Long-term Strategy 1. SFG Vision 2. Market Positioning 3. Changes in Market Position

1. SFG Vision

SHINHAN FINANCIAL GROUP

- Largest Market Cap among Korean FI
- Becoming one of the 50 Largest Global Financial Institution[1)]

Leading Financial Services Company in Korea

Pillar 1

Banking

Leading Bank with Global Competitiveness

One portal
- Providing Total Financial Solutions through One Portal Network

Synergy
- Maximizing synergy among subsidiaries within the holding company model

Best practice
- Global leader in productivity, efficiency and capital adequacy
- Best Practice implementation in organization structure/personnel/process

Pillar 2

Non-Banking

Top 3 market position In Securities Credit Card, Invest. Trust Management

(1) Based on Tier 1 Capital

35

2. Market Positioning 2003 2008 PPI ROE 50% SH B 25% 25% B E D F A C CH B SHB+CH B F C D B A E 50% Growth accelerated by synergy effect of cross-selling and stronger market presence of non-bank subsidiaries based on the strongest base of banking operation in Korea. Financial Industry M/S Financial Industry M/S Note) PPI: Pre-Provision Income

3. Changes in Market Position Securities Non-Banking Operation Credit Card Invest. Trust Bancassurnace Market Cap. Banking Operation 9 2 6 4 6 - 5 1 2 3 3 3 2003 2008 Others Top 5 -

Appendix : CHB 3Q Performance 1. Loan Growth 2. Credit Card Business Summary 3. Interest vs. Non-interest Income 4. Non-interest Income Summary 5. Asset Classification & Coverage 6. Delinquency Ratio 7. Asset Classification & Coverage (Credit Card) 8. Delinquency Ratio (Credit Card) 9. Exposure to Hyundai Group 10. Exposure to SK Group 11. Exposure to Ssangyong Group 12. Capital Adequacy

Consumer Home Equity SMEs Large Corps. Public & Others Total Loans (KRW bn) Footnote: Bank Account Loan in Korean Won 1Q2003 15,681.1 6,732.5 14,406.6 3,827.0 34,367.2 452.5 Chg Amt 670.5 69.7 1,531.8 -683.1 1,576.9 57.7 YTD 4.3% 1.0% 11.6% -18.3% 4.8% 15.6% Others 8,948.6 600.8 6.9% YE2002 15,456.5 6,755.7 13,213.4 3,742.1 32,781.9 369.9 8,700.8 1H2003 16,084.9 6,772.9 14,523.2 3,554.6 34,629.6 466.9 9,312.0 3Q2003 16,127.0 6,825.4 14,745.2 3,059.0 34,358.8 427.6 9,301.6 CHB : Loan Growth

Y2002 1Q2003 1H2003 Chg Amt YTD ^ Sales volume is YoY basis, not YTD 3Q2003 CHB : Credit Card Business

(KRW bn) Interest Income Non-Interest Income 880.5 718.6 3Q2002 Amount 55% 45% Portion 969.8 699.7 3Q2003 58% 42% Amount Portion CHB : Interest vs. Non-interest Income

Fees & Commissions Credit Card Income 857.0 749.0 (KRW bn) 3Q2002 Fees on Trust Account 51.1 Securities related Income Income on FC Transaction -119.3 23.8 Others -94.0 Total 718.6 761.6 632.3 3Q2003 28.8 -6.4 40.0 -124.4 699.7 -11.1% -15.6% YoY -43.7% Na. 68.1% Na. -2.6% -95.4 -116.7 Chg Amt -22.3 112.9 16.2 -30.4 -18.9 CHB : Non-interest Income Summary

SHINHAN FINANCIAL GROUP

CHB : NIS and NIM

	3Q2002	FY2002	1Q2003	1H2003	3Q2003	YTD
NIS in KRW	4.29%	4.19%	3.96%	3.98%	3.89%	-0.30%p
Average Lending Rate	8.63%	8.51%	8.19%	8.04%	7.90%	-0.61%p
Average Deposit Rate	4.34%	4.32%	4.23%	4.06%	4.01%	-0.31%p
NIM	3.41%	3.36%	3.25%	3.07%	2.98%	-0.38%p
NIM in KRW	3.65%	3.59%	3.50%	3.33%	3.23%	-0.36%p
NIM in FX	1.33%	1.35%	1.26%	1. 05%	0.94%	-0.41%p

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YE2002 Total Credits Substandard & below (KRW bn) Precautionary & below Ratio Coverage Ratio Substandard & below Precautionary & below 49,287.0 1,846.6 3,740.0 7.6% 95.0% 46.9% Footnote) 1. Based on all the loan loss provisions including special provision against ABS issue 2. ABS Issue 3. Write-off amount in 1H2003 is based on Apr. to Jun. 1,755.1 Ratio Provisions1) -2.5% 28.0% 15.6% 1.4p% -18.3%p -4.9%p 1.17p% 3.4% 3.75% YTD NPLs Sold2) Write-offs3) 0.0 1,101.5 Na. Na. 1Q2003 51,813.5 1,945.0 4,323.6 8.3% 95.8% 43.1% 1,862.8 3.75% 0.0 369.5 1H2003 48,887.4 2,156.6 4,179.9 8.6% 84.1% 43.4% 1,813.4 4.41% 0.0 1,037.2 3Q2003 48,047.3 2,365.9 4,325.0 9.0% 76.7% 42.0% 1,814.8 4.92% 0.0 1,555.0 CHB : Asset Classification & Coverage

Retail (KRW bn) Footnote) 1. Shinhan Bank only 2. Delinquency in Home Equity Loan and Unsecured Loan is based on bank account only. Home Equity Loan Retail Corporate Total Home Equity Loan Loan Amount Delinquency Amount Corporate Total Loan Amount Delinquency Amount Loan Amount Delinquency Amount Delinquency Ratio YE2002 227.6 464.7 692.3 34.3 1.47% 1.74% 3.15% 0.51% 15,521.4 26,644.7 42,166.1 1Q2003 336.4 472.0 808.4 55.2 2.15% 1.61% 3.46% 0.82% 15,681.1 29,252.1 44,933.2 YTD 163.4% 16.8% 65.2% 119.2% 2.24%p 0.30%p 0.54%p 0.59%p 4.2% 0.0% 1.6% 1H2003 506.8 624.1 1,130.9 66.9 3.14% 2.32% 4.02% 0.99% 16,141.5 26,932.3 43,073.8 3Q2003 600.6 543.0 1,143.6 75.2 3.71% 2.04% 3.69% 1.10% 16,181.3 26,656.5 42,837.8 CHB : Delinquency Ratio

Total Credits Substandard & below (KRW bn) Precautionary & below Coverage Ratio Footnote) The figures are provided on managed basis Loan Loss Reserves Normal Precautionary Substandard Doubtful Estimated Loss Substandard & below Precautionary & below YE2002 4,964.4 8.9% 15.8% 50.1% 465.7 406.9 0.6 386.1 135.4 5,898.4 89.2% 1Q2003 4,186.7 12.7% 21.2% 47.4% 535.6 454.8 0.9 587.0 86.8 5,316.2 79.4% YTD -40.8% 2.5%p 11.9%p -15.2%p -15.6% 63.3% 66.7% 14.5% -86.3% -31.1% -4.1%p 1H2003 3,663.1 13.2% 21.2% 48.5% 477.6 371.5 0.9 541.6 71.2 4,648.3 77.8% 3Q2003 2,940.1 11.4% 27.7% 34.9% 393.2 664.5 1.0 442.2 18.6 4,066.4 85.1% CHB : Asset Classification & Coverage (Card)

CHB : Delinquency Ratio (Card) (KRW bn) Footnote) 1. Write-off amounts in 1H2003 and 3Q2003 are based on Apr. to Jun. and July to September, respectively. YE2001 Delinquency Ratio Over 1 day 4.33% Over 1 month 8.50% YE2002 9.64% 13.97% Delinquency Amount Over 1 day 213.8 Over 1 month 419.2 568.5 824.0 ABS issue and Write-off Write-off 1) 0.0 ABS Issue 133.2 0.0 430.3 1Q2003 13.90% 17.53% 738.8 932.0 0.0 308.8 YTD 0.0%p 0.48%p -31.1% -28.7% Na. Na. 1H2003 13.71% 16.95% 637.3 787.9 0.0 470.6 3Q2003 9.64% 14.45% 391.9 587.7 0.0 432.7

Exposure & Provisioning Coverage Ratio CHB : Exposure to Hyundai

Exposure & Provisioning Coverage Ratio Total Credit to SK Networks by Loan Type CHB : Exposure to SK Group

Exposure & Provisioning Coverage Ratio CHB : Exposure to Ssangyong Group

Risk-weighted Assets Capital Adequacy Ratio 45,259.4 8.83% (KRW bn) 1Q2003 Tier 1 Ratio 4.17% Tier 1 Capital 2,116.5 Tier 2 Capital 1,886.5 YE2002 36,128.2 10.43% YE2001 4.53% 42,947.5 8.64% 4.06% 2,136.4 1,973.1 1,638.1 1,742.9 Tier 2 Ratio 4.68% 5.91% 4.59% (4.8%) (0.57%p) QoQ (0. 0%p) (15.7%) (5.25%) (0.57%p) 43,488.3 9.17% 1H2003 4.31% 2,117.8 1,876.1 4.87% 3Q2003(E) 41,400.0 8.6% 4.3% 1,784.5 1,777.6 4.3% CHB : Capital Adequacy Footnote : Calculated in accordance with the credit risk in FSS guideline

Investor Relations I. C. Park, Head of IR Team Tel : (822) 6360-3071 icpark@shinhan.com S. H. Yu, Deputy Head of IR Team Tel : (822) 6360-3073 irshy@shinhan.com S. J. Han, Senior Manager Tel : (822) 6360-3074 sjhan@shinhan.com Y. B. Sim, Senior Manager Tel : (822) 6360-3072 ybsim@shinhan.com Ye-in Kim, Assistant General Manager Tel : (822) 6360-3075 yein@shinhan.com Fax : (822) 777-1883 / 6263-8070 Your Contacts